LIGHTING SCIENCE GROUP SHARES TO BEGIN TRADING
ON THE OTC BULLETIN BOARD TOMORROW, July 14th

DALLAS, TX — July 13, 2005 — Lighting Science Group Corporation (OTC:LSGP.PK) today announced that its common stock will begin trading on the OTC Bulletin Board effective tomorrow, July 14, 2005. The ticker symbol for Lighting Science’s common stock will remain ‘LSGP.’

Ron Lusk, Chairman and CEO of Lighting Science Group, stated, “Listing on the OTC Bulletin Board is a significant step for our Company as we move forward with our corporate objective of growing our business while increasing shareholder value. Additionally, we believe that this listing will afford us greater exposure in the investor community and provide enhanced liquidity for investors.”

The Company expects the move to the OTC Bulletin Board to be seamless for Lighting Science shareholders. Shareholders that hold a stock certificate do not need to replace the certificate. At such time as shareholders might sell the shares represented on the certificate, the transfer agent will automatically recognize the shares as Lighting Science stock on the Bulletin Board.

About Lighting Science Group Corp.
Lighting Science Group Corp. (www.lsgc.com) designs and sells energy efficient lighting solutions based on light emitting diodes (LEDs.) The company’s patent-pending designs and manufacturing processes enable affordable, efficient and long lasting LED light sources designed to be quickly deployed in existing lighting applications and produce immediate cost savings and environmental benefits.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

Lighting Science," "Optimized Digital Lighting" and "ODL" are trademarks of Lighting Science Group Corporation.

Contacts:
Ron Lusk, Chairman & CEO
Lighting Science Group Corporation
214-382-3630
Investor Relations Counsel:
The Equity Group Inc.
Lauren Barbera
212-836-9610
LBarbera@equityny.com

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